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                        CERTIFICATE OF AMENDMENT TO THE
                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                          ULTIMATE ELECTRONICS, INC.

       ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE
              GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

           Ultimate Electronics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

FIRST:     The Board of Directors of the Company has adopted the following resolution proposing and declaring advisable an amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation of the Company:

     RESOLVED, that Article 4 of the Certificate of Incorporation of the Corporation be amended by amending Section 4.1, which shall read as follows:

     "Section 4.1 AUTHORIZED SHARES. The total number of shares that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of which fifteen million (15,000,000) shares shall be common stock, each with a par value of $.01, and ten million (10,000,000) shares shall be preferred stock, each with a par value of $.01."

SECOND:    The Amendment was duly adopted by the Company's stockholders at a special meeting duly called and held for that purpose on September 29, 1999 in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

THIRD:     This Certificate of Amendment of the Amended and Restated Certificate
of Incorporation of the Company has been executed and shall be filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF the Company has caused this Certificate to be signed by Alan E. Kessock, its Senior Vice President Finance, this 29th day of September, 1999.

                                       ULTIMATE ELECTRONICS, INC.,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                       Name:   Alan E. Kessock
                                            -----------------------------------
                                       Title:  Senior Vice President Finance
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